House Sales Contract

Party A (Bargainor): Shaanxi Jialong Hi-Tech Industrial Co., Ltd

Party B (Bargainee): Development Center of Xi’an Software Park

Owing to the existing disputes between Party A and Party B occurred in the course of using this house, through the friendly negotiation conducted by the two parties, the bargainor and bargainee have hereby concluded the agreement for sale of the housing as follows:

Clause One: Basic Information About the House
The house locates at 6/F, Building 2 of Xi Yue Ge, No. 72 the Second Ke Ji Road, High-Tech Development Zone, Xi’an City, Shaanxi Province with the construction area of 2734m2 (Refer to the attached House Floor Plan).

Clause Two: Contract Price
The purchasing price of the house shall be RMB16, 000,000.00Yuan (In words: RMB Sixteen Million Yuan Only). Deducting the property management fees of RMB656, 160.00 Yuan owed by Party A to Party B, Party B shall actually pay RMB15, 343,840.00Yuan to Party A as the house purchasing price.

Clause Three: Mode and Term of the Payment
Mode of Payment: Party B shall pay in full the total house price (Fifteen Million Three Hundred and Forty Three Thousand Eight Hundred and Forty Yuan Only) on June 28th, 2007. Party A shall issue a receipt to Party B after collecting all the payment.

Clause Four: Party B’s Responsibility of Violating the Contract by Overdue Payment
 If Party B fails to pay the house price on time, as per day delay, Party B shall pay 0.05% of the total house price as violating fine to Party A.

Clause Five: Delivery the House
Party A shall empty and deliver the house to Party B prior to June 26th, 2007 and hand on the house property certificate and relevant document to Party B; meanwhile, Party B shall issue a delivery proof.

Clause Six: Party A’s Responsibility of Violating the Contract by Overdue House Delivery
 If Party A fails to deliver the house on the contracted time, as per day delay, Party A shall pay 0.3% of the total house price as violating fine to Party B. If it is 3 months overdue, Party B has the right to terminate the contract; at the same time, Party A shall refund all the house price collected from Party B and shall pay a certain compensation fund with the amount of the paid house price to Party B.

Clause Seven: Party A’s Warranty
Party A shall pledge that the subject house has a clear property right, no other rights settled or other disputes. After bought by Party B, if there are some property right disputes on the house, and it influences Party B performing its obligations and rights, Party A shall be responsible and deal with it and make compensation to Party B’s any losses.

Clause Eight: Taxation Produced in the Course of the House Property Right Transfer Registration and Transaction

1. Party A and Party B shall have finished the procedures of the House Property Right Transfer ahead of July 18th, 2007. If it fails to transact the house property right transfer procedures caused by Party B’s reason, Party B shall bear all responsibilities. While transacting the house property right transfer registration, Party A shall present a written application of transferring the house property right to Party B. If it needs Party A’s assistance to deal with this issue, whensoever, Party A shall give certain assistance. If there is any delaying caused by Party A and it affects the house property right transfer registration, Party A shall bear all caused losses.

2. Before signing this contract, if there are some unpaid taxes of the house, Party A shall pay all the fees. Party B shall bear all the house transfer registration fees, contract tax, valuation fees, and stamp duty produced in the course of transacting the House Property Right Transfer procedures.

Clause Nine: Disputes Settlement
Any disputes come out during the execution of this contract; Party A and Party B should negotiate to solve the dispute. If it cannot be settled by negotiation, it shall be submitted to Xi’an Arbitration Committee for arbitration.

Clause Ten: For any other matter uncovered in the contract, it is for both parties’ signing a complementary agreement upon engagement, which enjoys the same legal force.

Clause Eleven: The contract is made in Four copies, all of which holding the same act of law. Each party holds one copy respectively. It shall be submitted one copy to the housing property administration and taxation authorizations respectively.

Clause Twelve: The contract becomes effective from the date of signing of the two parties.

Party A (sealed and signed): Shaanxi Jialong Hi-Tech Industrial Co., Ltd
Signature of the Representative: Zhang Jianjun

Party B (sealed and signed): Development Center of Xi’an Software Park
Signature of the Representative: Mao Ailiang

June 20, 2007

House Floor Plan

Serial Number: 106.0-104.0-15

Building No.	20	Structure	Steel & Concrete	Indoor Building Area	2122.51
House No.	2	Total Floors	7		601.49
Room No.	E4	Floor	6	Property Area	2744.00
Location	Room 1401 Technology Development Building of Software Park, Hi-Tech Development Zone, Xi’an City, Shaanxi Province
Omitted